Exhibit 99.1

Bulldog Technologies Inc. Announces Successful Road Testing of Road BOSSTM Cargo Security Products

Richmond, British Columbia, Canada - January 22, 2004 - Bulldog Technologies Inc. (OTCBB: BLLD) is pleased to announce the successful completion of initial road testing of its Road BOSSTM cargo security product. The testing was carried out over a period of two months on major trucking routes between Vancouver, British Columbia and Detroit, Michigan, exposing the Road BOSSTM to all weather conditions.

Joseph S. Chow Ltd., a trucking company based in Richmond, British Columbia, carried out the road testing. The company provides service to and from various points in the USA.

"We believe that Road BOSS will provide enormous benefits to truck fleet operators,"* said Duncan Chow, General Manager of Joseph S. Chow Ltd. "Our industry faces new challenges every day in ensuring the protection of goods being transported."

Bulldog Technologies Inc. is the developer of the Bulldog Online Security SystemTM and is marketed under the name BOSSTM. The system is designed to prevent cargo theft from containers, tractor-trailers and cargo vans.

Additional information can be found at www.bulldog-tech.com.

/s/ John Cockburn
John Cockburn
President and Chief Executive Officer

Legal Note on Forward-Looking Statements

This news release may include statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Forward-looking statements in this release are marked by an asterisk (*). It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include general factors such as insufficient investor interest in the Company's securities, the impact of competitive products and pricing and general economic conditions as they affect the Company's prospective customers, and specific risks such as the uncertainty regarding acceptance of the Company's products by truck fleet operators and other prospective customers, reliance on third party manufacturers to produce the Company's products and technology, the Company's ability to source product components in a timely manner, and new technological developments that may allow third parties to compromise the effectiveness of the Company's products as a theft-deterrent. Readers should also refer to the risk disclosures outlined in the Company's amended current report on Form 8-K/A filed with the Securities and Exchange Commission on November 24, 2003